Exhibit 10.27

This Consulting Agreement (the “Agreement”) is made and entered into to be effective as June 14, 2021 (the “Effective Date”) between Mayer & Associates or its designees with offices located at NY NY (the “Consultant”) and Tauriga Sciences (TAUG) or any surviving company (‘‘the Company”). The Company and the Consultant are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, the Consultant has the professional business expertise to assist the Company, and the Consultant is offering its services as a consultant to the Company; and

WHEREAS the Company desires to retain the Consultant as an independent consultant to provide services to the Company pursuant to the terms of this Agreement, and.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.	DUTIES AND SERVICES. The Company hereby engages the Consultant, and the Consultant hereby accepts engagement as a consultant for an initial period of 12 months. Agreement is cancelable after 6 months It is understood and agreed, and it is the express intention of the Parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company Consultant’s judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

	(i)	To Provide the Company with Opportunities relating to the world of Professional Sports, with respect to its Products and Product Lines. This includes but is not limited to: introductions to professional sports leagues, celebrity (professional athletes) influencers/brand ambassadors/brand liaison(s), research and development opportunities, and most notably: working relationship with NFL Hall of Famer, Ray Lewis, to help the Company establish itself in the Professional Sports market segment. Lastly, a mutually agreed upon press release (disclosing Ray Lewis’ “best efforts” assistance in both: helping the Company build brand awareness and helping the Company penetrate the world of Professional Sports etc. etc.)
	(ii)	Periodic small Events to host the Company and a diversified group of high-profile contacts and relationships.
	(iii)	To include but not limited too Social Media exposure, Podcasts, backing of various elements from Professional Sports etc
	(iv)	Assist the Company in advising of potential merger partners and developing corporate partnering relationships.

It is understood by the Parties, however, that the Consultant will maintain Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy, and businesslike manner. In such capacity, Consultant will utilize only materials, reports, financial information, or other documentation that is approved in writing in advance by the Company. It is acknowledged and agreed by the Company that Consultant carries no professional licenses and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. Consultant shall not engage in any actions that would be considered “fundraising” will not solicit investments on behalf of the Company in any way and will in no way be compensated for any fundraising activities conducted by the Company.

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2.	CONSULTING SERVICES & COMPENSATION. The Consultant will be retained as a Consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive as consideration for the Duties and Services set forth in Section 1 above:

a.	CONTRACTUALLY OWED at Signing: Upon execution of this Agreement the company shall pay $75,000 USD and issue 2,200,000 common shares.
b.	CONTRACTUALLY OWED at Signing: Exactly 90 days after execution of this Agreement, the Company shall make another payment of $75,000 USD and issue an additional 1,300,000 common shares.

Additional bonuses to be discussed upon significant sales Milestones and Partnerships with Professional sports.

c.	NOT CONTRACTUALLY OWED at Signing: Exactly180 days after execution of this Agreement, a final $75,000 USD payment (which is contingent upon approval by Tauriga Sciences Inc.’s Board of Directors).

There will be separate amendments for additional duties and events.

3.	EXPENSES. In addition to the compensation in Section 2 above, the Company agrees to reimburse the Consultant, from time to time, for reasonable out-of-pocket expenses incurred by the Consultant in connection with its activities under this agreement, provided, however the Consultant shall not incur any expense more than $1,000 or $2,500 cumulative nickel dime items without prior written company consent. These expenses include but are not limited to airfare, hotel lodging, meals, transportation, outside consultants, printing, and overnight express mail.

4.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company’s employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

5.	INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided. The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (1) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant’s rendering of consulting services to the Company, including any attorney’s fees or costs to the prevailing Party to enforce this indemnity or (2) Consultant takes any action or fails to take any action in accordance with the company’s instructions. The Consultant shall also be responsible for obtaining workers’ compensation insurance coverage and agrees to indemnify, defend, and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant.

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6.	REPRESENATIONS AND WARRANTS. For purposes of this Agreement and the Shares being issued as consideration, the Consultant represents and warrants as follows:

a.	The Consultant (i) has adequate means of providing for the Consultant’s current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) can bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) is an “accredited investor” as defined in the Securities Act of 1933, as amended.

b.	The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers, or by reason of any business financial expertise or the business or financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant’s interests in connection with the investment in the Company.

c.	The Consultant is aware that:

	i.	The Shares are not transferable under this Agreement and applicable securities laws; and are restricted securities that may only be sold if registered in an effective registration statement or under an exemption from registration; and

	ii.	The Articles of Incorporation and Bylaws of the Company contain provisions that limit or eliminate the personal liability of the officers, directors and agents of the Company and indemnify such Parties for certain damages relating to the Company, including damages in connection with the Shares and the good-faith management and operation of the Company.

d.	The Consultant acknowledges that the Shares (other than the Shares to be registered on Form S-8), which are issuable under this Agreement are not currently registered under the Securities Act of 1933, as amended (the “Act”) nor does the Company have any obligation to register the Shares (other than the S-8 Shares) under the Act.

e.	The Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

f.	The Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Shares.

g.	The Consultant, if a corporation, partnership, trust, or other entity, is duly organized and in good standing in the state or country of its incorporation and is authorized and otherwise duly qualified to purchase and hold the Shares. Such entity has its principal place for business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring the Shares unless all its equity owners qualify asaccredited individual investors.

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h.	All information that the Consultant has provided to the Company concerning the Consultant, the Consultant’s financial position and the Consultant’s knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date set forth at the end hereof and may be relied upon, and if there should be any material adverse change in such information prior to this subscription being accepted, the Consultant will immediately provide the Company with such information.

i.	The Consultant certifies, under penalties of perjury (i) that the taxpayer identification number shown on the signature page of this Consulting Agreement is true, correct, and complete, and (ii)that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

j.	In rendering the services hereunder and in connection with the Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules, and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company’s securities are listed ‘and the rules and regulations of the National Association of Securities Dealers, Inc.

7.	TERMINATION. Either Party may terminate this Agreement at any time with or without cause by giving thirty (30) days written notice to the other Party. Should the Consultant default in the performance of this Agreement or materially breach any of its provisions, the Company may, in its sole discretion, terminate this Agreement immediately upon written notice to the Consultant. If this agreement is terminated for any reason, Consultant shall have no right to any shares that have not vested pursuant to Section 2 of this Agreement as of the termination date

8.	NO THIRD-PARTY RIGHTS. The Parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the Parties hereto, have any interest in any of the services or the Warrant contemplated hereby.

9.	ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each Party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either Party contained herein shall survive its signing and delivery.

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10.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

11.	ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the Parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind, or set aside, the prevailing Party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

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12.	ARBITRATION. Any controversy between the Parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in Nevada before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one Party after service of that request on the other Party. The cost of arbitration shall be borne by the losing Party. The arbitrator is also authorized to award attorney’s fees to the prevailing Party.

13.	VALIDITY. If any paragraph, sentence, term, or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the Parties hereto by written amendment to preserve its validity.

14.	ON-DISCLOSURE OF TERMS. The terms of this Agreement shall be confidential, no Party, representative, attorney, or family shall reveal its contents to a 3rd party except as required by law or as necessary to comply with preexisting contractual commitments.

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15.	ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties and cannot be altered or amended except by an amendment duly executed by all Parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement effective as of the date first written above.

By:
Name:	Benjamin Mayer	Name:	Seth Shaw
Mayer & Associates LLC		Tauriga Sciences Inc.
Consultant		Chief Executive Officer

Effect Date: June 15, 2021

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